Exhibit 1.01

Conflict Minerals Report of Ambarella, Inc.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report for Ambarella, Inc. (“Ambarella”, “we”, “us”, “our”, or the “Company”), filed with the Securities Exchange Commission (SEC) in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “1934 Act”) for calendar year 2016. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment.

The statements below are based on the activities performed to date in good faith by the Company and information available at the time of this filing.

1.	Company Overview; Covered Products

Ambarella was incorporated in the Cayman Islands in 2004. We design, market and sell low-power, high-definition (HD) video compression and image processing semiconductor solutions. Ambarella’s system-on-a-chip (SoC) solutions are used in a variety of HD cameras, including Internet Protocol, or IP, security cameras, wearable cameras, unmanned aerial video, or UAV, cameras, and automotive video camera recorders. In addition, Ambarella’s video compression SoCs are used in television broadcasting equipment. We sell our SoC solutions to manufacturers of video cameras and television broadcasting infrastructure equipment.

During the 2016 calendar year, we sub-contracted to manufacture our SoC products containing 3TG minerals and the use of these minerals is necessary to the functionality or production of our products.

2.	Supply Chain Overview

We operate our business based on a fabless semiconductor model. Accordingly, we rely on third parties, primarily located in Asia, for substantially all of our manufacturing operations, including wafer fabrication, assembly and testing of SoC our products. There are multiple tiers between our company and the mines that produce conflict minerals used in our products. Accordingly, we rely on our direct suppliers to provide information on the origin of the conflict minerals that are included in our products.

3.	Due Diligence Program

Our due diligence processes and efforts have been developed in conjunction with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG minerals. We designed our due diligence process to conform in all material respects with these OECD guidelines. Our due diligence measures included:

•	Identification of the components in Ambarella products that contain conflict minerals, and the suppliers through which those components are sourced.

•	Conducting a supply-chain survey with direct suppliers of materials containing conflict minerals using the using the standard Conflict Minerals Reporting Template designed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI).

•	Communicating with any direct suppliers that did not timely respond to surveys or provide complete responses.

•	Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for tantalum, tin, tungsten and gold.

Our conflict minerals project team responsible for conducting the due diligence is comprised of employees in our operations department, which is responsible for selecting, and retaining relationships with, our third-party vendors. Our due diligence process is overseen by executives from our operations and legal functions.

We have retained all relevant documentation from our RCOI documentation to ensure the retention of relevant documentation.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Results

We conducted a survey of our active suppliers using a template developed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI), known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. We believe this template is widely used by companies in our industry for the purpose of conducting due diligence related to conflict minerals.

During the process of our review, we identified our high-risk direct suppliers who fell within the scope of our RCOI. We sent the Conflict Minerals Reporting Template to these direct suppliers and received responses from each of them. Each of our direct suppliers indicated that they had received data or information about the origin of 3TG minerals from all of their suppliers.

Based on the responses, all of our suppliers do source some conflict minerals from the covered countries. With the exception of one supplier, all of the smelters and refiners identified by our suppliers as sourcing from covered countries are listed on the CFSI Conflict Free Smelter List. One of our suppliers identified one smelter that relies upon the third-party audit program administered by the London Bullion Market Association (LBMA) to verify its conflict-free status.

5.	Audit of Supply Chain Due Diligence

As noted above, as a fabless semiconductor company we do not have a direct relationship with 3TG smelters and refiners, and we did not perform direct audits of the other entities in our supply chain. As a downstream purchaser of materials and components that contain conflict minerals, our due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the conflict minerals in our Covered Products. However, we do rely upon industry third-party audit programs such as the EICC/GeSI Conflict-Free Smelter Program and LBMA. We did not engage a third-party auditor to independently audit our due diligence procedures or the results of our due diligence.

6.	Facilities Used to Process Conflict Materials

Based on our due diligence process and the information received from our suppliers, the following facilities were identified by our suppliers as the smelters and refiners of the 3TG minerals present in and necessary to the functionality of our products manufactured in the calendar year ended December 31, 2016. This list if presented in good faith based upon the information we have to date.

Metal	Name of Smelter or Refinery	Smelter/Refinery Location
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV United Smelting	INDONESIA
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA

Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Metallo-Chimique N.V.	BELGIUM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY